EXHIBIT 99.1

NEWS RELEASE

NaturalNano Appoints John R. Hickman to Scientific Advisory Board

Acclaimed Plastics Industry Expert Augments Company’s
Capabilities Related to Polymer and Plastics Markets

ROCHESTER, NY, June 29, 2006 — PRNewswire — NaturalNano Inc. (OTCBB: NNAN, FWB: N3N), a company whose primary business is discovering, refining, and marketing naturally occurring nanomaterials, announced today the appointment of John R. Hickman, an innovator and expert in the plastics industry, to its scientific advisory board. Mr. Hickman is the founder and president of Ohio-based Plastech Consulting, Inc.

“NaturalNano’s technology has substantial potential across a spectrum of applications within the plastics and polymers industry,” commented Michael Riedlinger, president of NaturalNano. “John Hickman’s specialization in developing and implementing innovative solutions in the plastics industry can be extremely valuable to the Company, and we welcome his commitment to support us in this initiative. John brings a wealth of knowledge, experience and industry contacts to our research initiatives and commercialization goals, and his skills strongly complement those of our existing scientific advisors. We expect to leverage Mr. Hickman’s scientific expertise and strong and longstanding relationships within the industry to create and build additional strategic relationships within the plastics and polymers market.

“The addition of industry leaders like John adds further credibility to the value of the proprietary processes NaturalNano has developed for refining naturally occurring nanotubes and other nanomaterials for use in a range of applications and industries. We look forward to working closely with our scientific advisory board to help us commercialize these proprietary technologies,” stated Riedlinger.

Hickman is founder and president of Plastech Consulting, Inc., a full-service productivity based engineering firm providing state-of-the-art solutions to the challenges of manufacturing today’s plastic, metal and ceramic products in a variety of industry segments. Hickman has over 32 years of experience in the plastics industry including management, engineering and consultation assignments for both large and small companies. He currently holds four issued patents and has several pending. Additionally, Hickman has over 30 proprietary trade secret technologies in his portfolio.

Hickman has a background in chemical engineering from Ohio State University and holds an MBA from Case Western Reserve University. He is the former Technology Chairman for Polymer Ohio, participates on various boards of directors for privately held companies, and teaches plastics related courses at the Akron Polymer Training Center. The Akron Section of the Society of Plastics Engineers located at the University of Akron recently inducted Hickman into the Plastics Hall of Honor.

About NaturalNano, Inc.
NaturalNano, Inc. (OTCBB: NNAN; FWB: N3N) is a materials science company developing unique and proprietary processes for refining naturally occurring nanotubes and other nanomaterials that add competitive properties to a range of applications. These include additives to cosmetics and personal care products, and absorbent materials, as well as: electromagnetic interference shielding, specialty coatings, and material additives for industrial polymers, plastics and composites. NaturalNano possesses broad intellectual property rights and proprietary know-how for extraction and separation processes, compositions, and derivatives of halloysite and other nanotubes. For more information, please visit www.naturalnano.com.

Cautionary Statement Regarding Forward-Looking Statements
Certain statements included in this press release may constitute forward-looking statements within the meaning of applicable securities laws. These statements reflect what NaturalNano anticipates, expects, or believes may happen in the future.
NaturalNano's actual results could differ materially from the outcome or circumstance expressed or implied by such forward-looking statements as a result of a variety of factors including, but not limited to: NaturalNano's ability to develop its technologies; the approval of NaturalNano's patent applications; the successful implementation of NaturalNano's research and development programs; the ability of NaturalNano to demonstrate the effectiveness of its technology; the acceptance by the market of NaturalNano's technology and products incorporating such technology, the ability of NaturalNano to effectively negotiate and enter into contracts with third parties for the licensing of NaturalNano's technology; competition; the ability of NaturalNano to raise capital to fund its operating and research and development activities until it generates revenues sufficient to do so; and the timing of projects and trends in future operating performance, as well as other factors expressed from time to time in NaturalNano's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with NaturalNano's periodic filings with the SEC, which are incorporated herein by reference. The forward-looking statements contained herein are made only as of the date of this press release, and NaturalNano undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Media Contacts:
NaturalNano Inc.
Bobbi Drew
Bobbi@naturalnano.com
585-214-8172

Jennifer Gould
JGould@rubensteinpr.com
212-843-8037